SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2015

Date of Report (Date of earliest event reported)

New Energy Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement

On February 18, 2015, New Energy Technologies, Inc., developer of see-through SolarWindow™ coatings capable of generating electricity on glass and flexible plastic, through its wholly-owned subsidiary, New Energy Solar Corporation (collectively, the “Company”), provided the University of South Florida Research Foundation, a nonstock, nonprofit Florida corporation, under Chapter 617 Florida Statutes, and a direct support organization of the University of South Florida (collectively, “USF”), notice of its termination of the license agreement it entered into with USF on June 21, 2010 (the “License Agreement”).

The Company has elected to terminate the License Agreement because it has become increasingly doubtful that the technology licensed to the Company under the License Agreement will ever become commercially feasible as a part of any of the products being developed by the Company.

Beginning in March 2011, the Company entered into a Cooperative Research and Development Agreement (the “CRADA”) with the Alliance for Sustainable Energy, LLC, the operator of the National Renewable Energy Laboratory under its U.S. Department of Energy contract (“NREL”). Under the terms of the CRADA, NREL researchers have been making use of the Company’s exclusive intellectual property (“IP”), newly developed IP, and NREL’s background IP in order to work towards specific product development goals. The Company has since entered into two modifications to the CRADA for the purpose of extending the date and increasing the scope of work to be conducted. Under the terms of the CRADA, as modified, researchers have been working towards:

  further improving the Company’s SolarWindow™’s efficiency and transparency;
  optimizing electrical power (current and voltage) output;
  optimizing the application of the active layer coatings which make it possible for SolarWindow™ to generate electricity on glass surfaces;
  developing improved electricity-generating coatings by enhancing performance, processing, reliability, and durability;
  developing high speed and large area roll-to-roll (R2R) and sheet-to-sheet (S2S) coating methods required for commercial-scale BIPV and windows.

The Company continues product development at NREL and together they are working to improve power production and strive towards greater conversion efficiency of the SolarWindow™ modules. The Company is further enhancing the transparency and uniformity of its coatings, developingSolarWindow™ modules in glass colors and shades in high demand by architects and building designers.

In the near term, the Company will continue to focus its time and resources on product development under the CRADA with NREL.

Consequently, the Company does not believe that terminating the License Agreement will have any material effect on its ongoing development activities at NREL, the business product development schedules, or strategies to bolster commercial protection with additional patent filings, or commercial partnership opportunities;.

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Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 24, 2015.

New Energy Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President, Chief Executive Officer and Chief Financial Officer

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